                                                                     EXHIBIT N.8

           MARKET SHARES FOR COMBINED GAS AND ELECTRIC COMPANIES IN
                         ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)


                             [GRAPH APPEARS HERE]

                                  EXHIBIT N-8

       MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                             AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE

                                                  Revenue              Share of   Cumulative
Holding Company                               (millions of $)  Rank     Total       Share
---------------------------------------------------------------------------------------------
Cinergy Corp.                                         5,498       1      22.0%       22.0%
Ameren Corp.                                          3,436       2      13.8%       35.8%
Northern States Power Co.                             3,146       3      12.6%       48.4%
ILLINOVA CORP.                                        2,135       4       8.5%       56.9%
Alliant Energy Corp.                                  1,984       5       7.9%       64.9%
NiSource, Inc.                                        1,848       6       7.4%       72.3%
MidAmerican Energy Holdings Co.                       1,706       7       6.8%       79.1%
LG&E Energy Corp.                                     1,700       8       6.8%       85.9%
UtiliCorp United, Inc.                                  892       9       3.6%       89.5%
WPS Resources Corp.                                     759      10       3.0%       92.5%
Cilcorp, Inc.                                           579      11       2.3%       94.8%
Minnesota Power, Inc.                                   526      12       2.1%       96.9%
SIGCORP, Inc.                                           383      13       1.5%       98.5%
Madison Gas & Electric Co.                              277      14       1.1%       99.6%
St. Joseph Light & Power Co.                             95      15       0.4%       99.9%
Mount Carmel Public Utility Co.                          13      16       0.1%      100.0%

Total                                                24,978

                                  EXHIBIT N-8

       MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN ILLINOIS
                             AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS

                                                   Assets              Share of   Cumulative
Holding Company                               (millions of $)  Rank     Total       Share
---------------------------------------------------------------------------------------------
Cinergy Corp.                                        10,617       1      16.2%       16.2%
Ameren Corp.                                          9,203       2      14.0%       30.3%
Northern States Power Co.                             8,065       3      12.3%       42.6%
ILLINOVA CORP.                                        7,784       4      11.9%       54.4%
NiSource, Inc.                                        4,999       5       7.6%       62.1%
Alliant Energy Corp.                                  4,808       6       7.3%       69.4%
LG&E Energy Corp.                                     4,391       7       6.7%       76.1%
MidAmerican Energy Holdings Co.                       4,342       8       6.6%       82.7%
UtiliCorp United, Inc.                                4,032       9       6.2%       88.9%
Minnesota Power, Inc.                                 2,089      10       3.2%       92.1%
WPS Resources Corp.                                   1,734      11       2.6%       94.7%
Cilcorp, Inc.                                         1,440      12       2.2%       96.9%
SIGCORP, Inc.                                         1,085      13       1.7%       98.6%
Madison Gas & Electric Co.                              655      14       1.0%       99.6%
St. Joseph Light & Power Co.                            250      15       0.4%      100.0%
Mount Carmel Public Utility Co.                          17      16       0.0%      100.0%

Total                                                65,512

                                  EXHIBIT N-8

           MARKET SHARE FOR COMBINED GAS AND ELECTRIC COMPANIES IN
                         ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                             Customers              Share of   Cumulative
Holding Company                             (thousands)     Rank     Total       Share
---------------------------------------------------------------------------------------
Northern States Power Co.                       1,990        1      13.9%        13.9%
Cinergy Corp.                                   1,877        2      13.1%        27.1%
Ameren Corp.                                    1,801        3      12.6%        39.7%
Alliant Energy Corp.                            1,281        4       9.0%        48.6%
MidAmerican Energy Holdings Co.                 1,262        5       8.8%        57.5%
UtiliCorp United, Inc.                          1,157        6       8.1%        65.6%
LG&E Energy Corp.                               1,113        7       7.8%        73.4%
NiSource, Inc.                                  1,106        8       7.7%        81.1%
ILLINOVA CORP.                                    962        9       6.7%        87.8%
WPS Resources Corp.                               658       10       4.6%        92.4%
Cilcorp, Inc.                                     395       11       2.8%        95.2%
Madison Gas & Electric Co.                        229       12       1.6%        96.8%
SIGCORP, Inc.                                     229       13       1.6%        98.4%
Minnesota Power, Inc.                             150       14       1.0%        99.5%
St. Joseph Light & Power Co.                       68       15       0.5%        99.9%
Mount Carmel Public Utility Co.                     9       16       0.1%       100.0%

Total                                          14,287